UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Landmeier Road
Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 956-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2024, SigmaTron International, Inc., a Delaware corporation (the “Company”), entered into (a) the Waiver and Amendment No. 3 to Credit Agreement (“JPM Amendment”) by and among the Company and JPMorgan Chase Bank, N.A., as lender (“JPM”), with respect to that certain Amended and Restated Credit Agreement dated as of July 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “JPM Credit Agreement”) by and among the Company, the other loan party thereto and JPM, (b) the Waiver and Amendment No. 3 to Credit Agreement (“TCW Amendment”) by and among the Company, the financial institutions identified therein (the “TCW Lenders”) and TCW Asset Management Company LLC, as administrative agent for the TCW Lenders (in such capacity, the “Agent,” and collectively with the TCW Lenders, and JPM, the “Lender Parties”), with respect to that certain Credit Agreement dated as of July 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “TCW Credit Agreement” and together with the JPM Credit Agreement, the “Credit Agreements”) by and among the Company, the TCW Lenders and the Agent, and (c) the Third Amendment Fee Letter to the TCW Credit Agreement by and between the Company and the Agent (the “Fee Letter”).

Pursuant to the JPM Amendment and TCW Amendment (together, the “Amendments”), the Lender Parties agreed, among other things, to waive the Company’s noncompliance with certain covenants, including financial covenants relating to (i) the Fixed Charge Coverage Ratio (as defined in the Credit Agreements), which is the ratio of the Company’s fixed payments on its indebtedness made during any fiscal period minus non-financed capital expenditures to EBITDA (as defined in the Credit Agreements) and (ii) the Total Debt to EBITDA Ratio (as defined in the Credit Agreements), which is the ratio of the Company’s borrowed money or letters of credit to EBITDA, in each case as of August 19, 2024 (the “Third Amendment Effective Date”).

The Amendments also amend other provisions of the Credit Agreements, including to: (i) modify the minimum ratios under the Fixed Charge Coverage Ratio to range from 0.70:1.0 for the twelve months ending as of July 31, 2024, to 1.00:1.0 for the twelve months ending as of September 30, 2025 and thereafter, measured monthly; (ii) adjust the maximum ratios under the Total Debt to EBITDA Ratio to range from 6.50:1.0 for the twelve months ending as of July 31, 2024, to 3.50:1.0 for the twelve months ending as of April 30, 2027, measured quarterly; (iii) modify the definition of EBITDA to allow for additional adjustments for periods on or after May 31, 2024 for non-cash foreign currency translation or transaction losses, cash restructuring charges and non-recurring cash expenses related to restructuring and reorganization up to $1,500,000, non-recurring restructuring or integration or similar charges incurred during a measurement period with respect to any divestiture or closure of facilities up to $4,500,000, and amendment fees, ticking fees, commissions, prepayment penalties, legal fees and any other advisor fees paid or reimbursed by the Company in connection with the Amendments, a Sale and Leaseback (as defined in the Credit Agreement), or Replacement Transaction (as defined in the Amendments); minus, to the extent included in Net Income (as defined in the Credit Agreement) for such period, gains resulting from currency translation or transaction gains related to currency re-measurements of Indebtedness (as defined in the Credit Agreement), and all other foreign currency translation or transaction gains; (iv) establish EBITDA for each month in fiscal year 2024; (v) increase the minimum required Availability (as defined in the JPM Credit Agreement) to $3.5 million starting on the Third Amendment Effective Date; (vii) provide that the Company will diligently pursue a Replacement Transaction starting on the Third Amendment Effective Date; (viii) require that the Company must close a Replacement Transaction and pay the Obligations (as defined in the Credit Agreements) in full no later than September 30, 2025 unless the Total Debt to EBITDA Ratio is less than or equal to 4.25:1.0 for the twelve month period ending on August 31, 2025; and (ix) require the Company to engage a financial advisor if requested by the Agent after November 1, 2024.

In addition, pursuant to the JPM Amendment, the parties agreed to: (i) reduce the Revolving Commitment (as defined in the JPM Credit Agreement) from $70 million to $55 million as of the Third Amendment Effective Date; (ii) pay to JPM a cash amendment fee equal to $100,000; (iii) pay to JPM ticking fees equal to $25,000 per month, in cash from the Third Amendment Effective Date until either the Total Debt to EBITDA Ratio is less than 4.50:1.0 or the trailing twelve month EBITDA is at or above $22,500,000 (the “Third Amendment Reversion Date”); (iv) require, from the Third Amendment Effective Date until the Third Amendment Reversion Date, (A) weekly delivery of a borrowing base certificate and (B) that the Cash Dominion Period (as defined in the JPM Credit Agreement) be in place; and (v) amend the Applicable Margin (as defined in the JPM Credit Agreement) to be, from the Third Amendment Effective Date until the Third Amendment Reversion Date, as follows:

	CBFR Spread REVSOFR30	CBFR Spread CB Floating Rate	Term SOFR Spread	Commitment Fee Rate
July 2024	4.50%	0.00%	4.50%	0.25%
October 2024	5.00%	0.00%	5.00%	0.25%
January 2025	5.50%	0.00%	5.50%	0.25%
April 2025	6.00%	0.00%	6.00%	0.25%
July 2025 and thereafter	6.50%	0.00%	6.50%	0.25%

After the Third Amendment Reversion Date, the Applicable Margin reverts back to the rates in effect before the Third Amendment Effective Date.

In addition, pursuant to the TCW Amendment: (1) the principal payment of the Term Loan (as defined in the TCW Credit Agreement) due as of the end of each fiscal quarter until the quarter ending October 31, 2025 is $250,000 per quarter; (2) the PIK Period (as defined in the TCW Credit Agreement) has been extended for three additional quarters beyond October 31, 2024 if the Total Debt to EBITDA Ratio as of each of January 31, 2025, April 30, 2025 and July 31, 2025 exceeds 4.50:1; (3) the Company may elect (on a quarterly basis, so long as there is no default or event of default under the TCW Credit Agreement), to pay in kind (by being added to the principal of the Term Loan) a portion of the Baseline Applicable Margin (as defined in the TCW Credit Agreement) up to 2.00% per annum; (4) the portion of the Term Loan Borrowing Base (as defined in the TCW Credit Agreement) that is calculated based on the value of the Company’s owned real estate was increased to 75% (instead of 70%) of $12,500,000 (instead of $8,750,000); (5) the asset coverage pre-payment ratio under the Term Loan was reduced from 100% to 90% of the outstanding principal balance thereof; (6) the prepayment premium is not due if the Company pays the Term Loan with net proceeds of a Sale and Leaseback or Replacement Transaction; and (7) the Agent has the right to appoint a non-voting observer to attend regular meetings of the Company’s Board of Directors and any relevant committees.

Under the Fee Letter, the Company agreed to: (i) pay to the Agent an amendment fee of $395,000 paid in kind by being added to the principal of the Term Loan; (ii) pay to Agent monthly ticking fees equal to a range of percentages of the outstanding principal of the Term Loan from 0.125% to 3.00%, paid in kind monthly by being added to the principal of the Term Loan beginning on the last day of each month starting September 30, 2024 and until (a) either the Total Debt to EBITDA Ratio is less than or equal to 4.25:1.0 or EBITDA is greater than or equal to $22,500,000, in each case for the trailing twelve month period ending on the last day of a month, and (b) there is no default or event of default; and (iii) beginning on the first day of each month starting December 1, 2024 and until (a) either the Total Debt to EBITDA Ratio is less than or equal to 4.25:1.0 or EBITDA is greater than or equal to $22,500,000, in each case for the trailing twelve month period ending on the last day of a month, and (b) there is no default or event of default, deliver to the Agent warrants to purchase shares of the Company’s common stock (the “Warrants”) in an amount such that the aggregate amount of Warrants issued by the Company on or prior to such date equals a percentage of the outstanding common stock of the Company (calculated on a fully diluted basis) that ranges from 1.25% (as of December 1, 2024) to 17.5% (as of September 1, 2025). The exercise price for the Warrants would be $0.01 per share and the Warrants would vest immediately upon issuance. The issuance of any Warrants pursuant to the Amendments will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Based on the number of shares of the Company’s common stock outstanding as of the date hereof, the maximum number of shares of common stock that would be issuable upon exercise of any Warrants, assuming the maximum number of such Warrants are issued, would be 1,066,610 shares.

All other material terms of the Credit Agreements, as amended by the Amendments, remain unchanged. Descriptions of the material terms and conditions of the Credit Agreements were previously disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended April 30, 2022, filed on July 27, 2022, in its Current Reports on Form 8-K filed on May 4, 2023 and on June 23, 2023, and in subsequent Quarterly Reports on

Form 10-Q, and are incorporated herein by reference. The foregoing descriptions of the JPM Amendment, the TCW Amendment and the Fee Letter are qualified in their entirety by reference to the full text of the JPM Amendment (including as an exhibit, a marked copy of the amended JPM Credit Agreement), the TCW Amendment (including as an exhibit, a marked copy of the amended TCW Credit Agreement) and the Fee Letter (including the form of Warrant attached thereto as Exhibit B), copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Waiver and Amendment No. 3 to Credit Agreement dated August 19, 2024, by and between SigmaTron International, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Waiver and Amendment No. 3 to Credit Agreement dated August 19, 2024, by and among SigmaTron International, Inc., TCW Asset Management Company LLC, as Administrative Agent, and the Lenders parties thereto.

Exhibit 10.3	Third Amendment Fee Letter dated August 19, 2024, by and among SigmaTron International, Inc., TCW Asset Management Company LLC, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: August 22, 2024	By:	/s/ Gary R. Fairhead
		Name:	Gary R. Fairhead
		Title:	Chief Executive Officer